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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                        Date of Report: February 2, 2001

                                CORTLAND BANCORP

                    (Exact name as specified in its charter)


         Ohio                                      000-13814 34-1451118
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(State or other jurisdiction                 (Commission (I.R.S. Employer
of incorporation)                             File Number Identification No.)



                   194 West Main Street, Cortland, Ohio 44410

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          (Address of principal executive officer, including Zip Code)


       Registrant's telephone number, including area code: (330) 637-8040
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                                 Not Applicable

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          (Former name or former address, if changed since last report)





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ITEM 5.       OTHER EVENTS.

         On February 2, 2001 Cortland Bancorp announced that the Board of Directors has authorized a stock repurchase program to acquire up to 4.9% of Cortland Bancorp's outstanding common stock over the next twelve months. The repurchase program will commence February 7, 2001. Cortland Bancorp currently has approximately 3,815,125 shares outstanding. For additional information, reference is made to Cortland Bancorp's press release dated February 2, 2001 which is attached hereto as Exhibit 00.1 and incorporated herein by reference.

         The Company also announced that net income for 2000 was $5.11 million compared to $4.86 million in 1999. Earnings per share amounted to $1.34 in 2000 compared to $1.27 for 1999. Assets as of December 31, 2000 totaled $429.5 million, up from $423.2 million a year ago.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 00.1 - Press Release dated February 2, 2001
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORTLAND BANCORP



                                       By:
                                         /s/ Rodger W. Platt
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                                       Rodger W. Platt, Chairman and President


Date:    February 2, 2001